                                                                       Exhibit 1


                             JOINT FILING AGREEMENT

This will confirm the agreement by and among all the undersigned that the
Schedule 13G filed on or about this date with respect to the beneficial ownership of the undersigned of Common Stock, par value $0.001 per share, and iStar Financial Inc. is being, and any and all further amendments to the
Schedule 13G may be, filed on behalf of each of the undersigned.

This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument.

Dated as of November 21, 2003.        SOFI-IV SMT HOLDINGS, L.L.C.

                                      By:     Starwood Opportunity Fund IV, L.P.
                                      Its:    Sole Member and Manager
                                      By:     SOFI IV Management, L.L.C.
                                      Its:    General Partner
                                      By:     Starwood Capital Group, L.L.C.
                                      Its:    General Manager

                                      By:     /s/ Jerome C. Silvey
                                              ----------------------------------
                                      Name:   Jerome C. Silvey
                                      Its:    Executive Vice President and Chief
                                              Financial Officer

                                      STARWOOD OPPORTUNITY FUND IV, L.P.

                                      By:     SOFI IV Management, L.L.C.
                                      Its:    General Partner
                                      By:     Starwood Capital Group, L.L.C.
                                      Its:    General Manager

                                      By:     /s/ Jerome C. Silvey
                                              ----------------------------------
                                      Name:   Jerome C. Silvey
                                      Its:    Executive Vice President and Chief
                                              Financial Officer

                                      SOFI IV MANAGEMENT, L.L.C.

                                      By:     Starwood Capital Group, L.L.C.
                                      Its:    General Manager

                                      By:     /s/ Jerome C. Silvey
                                              ----------------------------------
                                      Name:   Jerome C. Silvey
                                      Its:    Executive Vice President and Chief
                                              Financial Officer

                                      STARWOOD CAPITAL GROUP, L.L.C.

                                      By:     /s/ Jerome C. Silvey
                                              ----------------------------------
                                      Name:   Jerome C. Silvey
                                      Its:    Executive Vice President and Chief
                                              Financial Officer

                                      By:     /s/ Barry S. Sternlicht
                                              ----------------------------------
                                      Name:   Barry S. Sternlicht